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                                                                   EXHIBIT 10.11

                  FOUNDERS RESTRICTED STOCK PURCHASE AGREEMENT

              THIS FOUNDERS RESTRICTED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of March 19, 1999 (the "EFFECTIVE DATE") by and between EPS Solutions Corporation, a Delaware corporation (the "COMPANY") and James F. Holden (the "PURCHASER").

        A. The Company has been formed for the purpose of providing cost reduction, cost recovery and profit enhancement services and effective as of December 14, 1998, the Company acquired approximately 38 companies engaged in such business by means of acquisitions by the Company of all or substantially all of the assets or stock or other equity interests of such companies (collectively, the "INITIAL CONSOLIDATION TRANSACTIONS").

        B. The Company intends to acquire various other companies (the "ADDITIONAL CONSOLIDATION TRANSACTIONS," and with the Initial Consolidation Transactions, the "CONSOLIDATION TRANSACTIONS").

        C. The Purchaser is employed by the Company's wholly owned subsidiary Enterprise Profit Solutions Corporation, a Delaware corporation ("EPS") or any of its affiliates (the "EMPLOYER") to manage the Business (as defined in Schedule 4) and has entered into that certain Employment Agreement with the Employer of even date herewith (the "EMPLOYMENT AGREEMENT").

              D. The Purchaser and certain other persons affiliated with certain companies acquired, being acquired or to be acquired by the Company in the Consolidation Transactions and who are to serve as employees of the Employer pursuant to employment agreements executed concurrently with the acquisition of such companies (collectively, the "FOUNDERS") and certain persons responsible for effecting the Consolidation Transactions and/or who are to serve as employees of the Employer (the "SPONSORS") are being offered an opportunity to purchase shares of the common stock of the Company, par value $0.001 per share (the "COMMON STOCK") (in the case of Founders, generally Series A Common Stock and in the case of Sponsors, generally Series B Common Stock) at a price of $1.20 per share.

              E. The Shares (as hereinafter defined) shall be subject to repurchase by the Company, in the Company's discretion, if certain performance related milestones described herein are not met.

              F. The Shares shall be subject to certain additional restrictions as set forth herein.

              G. The Purchaser desires to purchase and the Company desires to sell the Shares as set forth in this Agreement.

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Company and the Purchaser hereby agree as follows:


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1. SALE AND PURCHASE OF THE SHARES.

        1.1 SALE AND PURCHASE. Subject to the terms and conditions set forth herein, the Company hereby sells and issues to the Purchaser, and the Purchaser hereby purchases from the Company the number of shares of Series A Common Stock set forth on Schedule 1.1 (the "SHARES") for the consideration of $1.20 per Share, resulting in an aggregate purchase price as set forth on Schedule 1.1 (the "PURCHASE PRICE"). Concurrently herewith the Purchaser is paying to the Company in cash $0.001 per Share, resulting in an aggregate payment of the amount set forth on Schedule 1.1 under the item "Cash Payment" (the "CASH PAYMENT"). The obligation of the Purchaser to pay the remainder of the Purchase Price in the amount set forth on Schedule 1.1 under the item "Note" is evidenced by the Purchaser's delivery to the Company concurrently herewith of a secured promissory note of the Purchaser in the form attached hereto as Exhibit A (the "NOTE"). The Note is secured by a pledge of the Shares made pursuant to Section 5 of the Note. The Shares are sold pursuant to and governed by this Agreement and not any other contract or plan of the Company.

        1.2 DELIVERIES. In exchange for the Cash Payment and the Note, the Company is issuing the Shares in the Purchaser's name on the Company's stock transfer ledger, and valid stock certificates representing the Shares (the "CERTIFICATES") shall be held by the Company or its agent pending release pursuant to Section 4.1(h).

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and its officers, directors and agents as follows:

        2.1 SECURITIES MATTERS.

              (a) The Purchaser understands that (i) neither the Shares nor the offer and sale thereof are registered or qualified under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities or "Blue Sky" laws, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicated on the Purchaser's representations set forth herein.

              (b) The Purchaser acknowledges that an investment in the Company involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that the Purchaser may lose the Purchaser's entire investment in the Shares.

              (c) The Shares to be acquired by the Purchaser hereunder will be acquired for the Purchaser's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Shares in violation of applicable securities laws.

              (d) The Purchaser understands that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment in the Shares.

              (e) The Purchaser, personally or through advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of



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development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Shares. In connection with the purchase of the Shares, the Purchaser has relied solely upon independent investigations made by the Purchaser, and has consulted the Purchaser's own investment advisors, counsel and accountants. The Purchaser has adequate means of providing for current needs and personal contingencies, and has no need for liquidity and can sustain a complete loss of the investment in the Shares.

              (f) The Purchaser is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act and has documented his or her accredited status by delivery to the Company of a completed questionnaire in the form of Exhibit B hereto attesting thereto (the "ACCREDITED INVESTOR QUESTIONNAIRE").

              (g) The Purchaser has not received any general solicitation or general advertising concerning the Shares, nor is the Purchaser aware of any such solicitation or advertising.

        2.2 REVOCATION, CANCELLATION. The Purchaser acknowledges that the Purchaser shall not have any right to cancel, terminate or revoke this Agreement, or rescind purchase of the Shares, or return the Shares for a refund.

        2.3 THE COMPANY AND THE CONSOLIDATION TRANSACTIONS.

        (a) The Purchaser is aware that:

              (i) The Company has recently been organized and has limited financial and operating history.

              (ii) There can be no assurance that any particular Additional Consolidation Transactions will occur, that the Company will be successful in accomplishing the purpose for which it was formed or that it will ever be profitable. No assurance can be given regarding (A) whether the companies acquired by the Company in the Consolidation Transactions can be successfully integrated and operated, or (B) what companies will ultimately be acquired by the Company. No company is obligated to participate in the Additional Consolidation Transactions unless a written agreement to such effect is entered into by the Company and such Additional Consolidation Transaction company.

              (iii) No assurances can be given that an initial public offering ("IPO") of the Company's securities will occur. If an IPO does occur, no assurances can be given as to timing of the IPO, whether the Purchaser will be able to participate, or the price at which any shares of Common Stock would be sold.

              (iv) No assurances can be given as to the ultimate value of the Common Stock or the Shares or the liquidity thereof.

              (v) All decisions regarding the Consolidation Transactions, any IPO, and the Company's management and operations will be made by the Company's management, and certain individuals involved in planning the Consolidation Transactions and managing the



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business of the Company will have the right to vote the Shares pursuant to the voting agreement referenced in Section 4.1(i).

        (b) The Purchaser acknowledges that no assurances have been made to the Purchaser with respect to any of the foregoing and no representations, oral or written, have been made to the Purchaser by the Company or any of its employees, representatives or agents concerning the Shares, their potential value or the prospects of the Company, except as set forth herein.

        (c) The proceeds from the sale of the Common Stock to the Sponsors and the Founders are intended to be used by the Company for general and administrative expenses and working capital. The proceeds from such sales may be exhausted notwithstanding failure of the Company to achieve its objectives.

        2.4 ENFORCEABILITY OF TRANSACTION DOCUMENTS. This Agreement and all other documents to be delivered in connection herewith (collectively, the "TRANSACTION DOCUMENTS") have been (or upon execution and delivery will have been) duly executed and delivered by the Purchaser, and (assuming due execution and delivery by the other parties thereto) constitute (or upon execution by the Purchaser will constitute) legal, valid and binding obligations of the Purchaser, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "ENFORCEABILITY EXCEPTIONS").

        2.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

        2.6 TAX MATTERS. The Purchaser has received tax advice from the Purchaser's own advisors and has not received, and is not relying upon, any tax representations or advice from the Company or any representative of the Company.

        2.7 SUMMARY OF CERTAIN CONSIDERATIONS. The Purchaser acknowledges receipt and understanding of the Summary of Certain Considerations attached hereto as Exhibit C.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

        3.1 ORGANIZATION AND CORPORATE AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents to be executed and delivered by the Company have been (or upon execution and delivery by the Company will have been) duly executed and delivered by the Company, have been effectively authorized by all necessary action of the Company, corporate or otherwise, and (assuming due execution and delivery by the other parties thereto) constitute (or upon execution and delivery by the Company will constitute) legal, valid and binding obligations of the Company, except as such enforceability may be limited by the Enforceability Exceptions.



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        3.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Company of the Transaction Documents to be executed and delivered by the Company and the consummation of the transactions contemplated thereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of the Company; (ii) violate any provision or requirement of any domestic or foreign, federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, federal, state, local or foreign government agency, regulatory body, or other governmental authority or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "GOVERNMENTAL ENTITY," and collectively "GOVERNMENTAL ENTITIES") applicable to the Company; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a material default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any contracts, agreements, instrument, licenses, commitments or other arrangements to which the Company is a party;
(iv) result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company; or (v) result in the cancellation, modification, revocation or suspension of any material license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity, except where any occurrence or result referred to in (iii), (iv) and (v) above would not result in a material adverse effect on or material adverse change in the financial condition or results of operations of the Company.

        3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 240,000,000 shares of Common Stock, of which 200,000,000 are Series A Common Stock and 40,000,000 are Series B Common Stock; and 10,000,000 shares of undesignated preferred stock. All capital stock of the Company has a par value of $0.001 per share. As of February 28, 1999, 22,051,468 shares of Series A Common Stock, 21,231,191 shares of Series B Common Stock and no shares of preferred stock were issued and outstanding. Approximately 1,500,000 of the issued and outstanding shares of Series B Common Stock are restricted and will be forfeited if the transactions contemplated hereby and certain additional acquisitions expected to be completed substantially concurrently with the transactions contemplated hereby are not completed, and approximately 12,600,000 of the issued and outstanding shares of Series B Common Stock are restricted and will be forfeited if certain future acquisitions are not completed. Additional shares will be issued in connection with future acquisitions, as well as under compensatory employment arrangements. Holders of Series B Common Stock are entitled to elect all the directors in one of the Company's three classes of directors, with the holders of the Series A Common Stock entitled to elect the remaining directors. In all other respects, the Series A Common Stock and the Series B Common Stock is identical. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid, and nonassessable, except that the Purchaser may be required to pay amounts owed under the Note.

4. CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

        4.1 PERFORMANCE RESTRICTIONS, STOCKHOLDER AND VOTING AGREEMENTS.

        (a) The Shares are subject to "RESTRICTIONS" and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the Shares "vest" by the lapse of the Restrictions as set forth in Section 4.1(b) and any additional



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requirements or restrictions contained herein have been satisfied, terminated or expressly waived by the Company in writing. Any attempted transfer in violation of such Restrictions will be void.

        (b) The Restrictions will lapse and the Shares will vest in accordance with the provisions in Schedule 4 (the "VESTING SCHEDULE"), provided, however, that the Company, in its discretion, may from time to time accelerate the vesting of any Shares at any time or forgive Restrictions and allow Shares or restricted shares owned by any other Sponsor, any Founder or other third party to vest notwithstanding that the conditions to vesting thereof may not have been satisfied.

        (c) In addition to any repurchase rights of the Company set forth in
Schedule 4, the Company, or its assignee, may, in the Company's discretion, at any time and from time to time for a period of one (1) year following the end of each Measurement Period (as described in Schedule 4), repurchase from the Purchaser at the price per Share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all of the Shares that were eligible to vest but did not vest in accordance with the Vesting Schedule for such Measurement Period. Shares originally corresponding to any Measurement Period that cannot vest because of failure prior to the end of that Measurement Period of conditions to vesting thereof may be repurchased at any time and from time to time from the failure of such conditions to the end of the applicable repurchase period specified herein. Any Shares that do not vest in accordance with the Vesting Schedule shall be subject to repurchase by the Company regardless of the services performed, or other consideration given, by the Purchaser to the Company. Shares not vested in accordance with the Vesting Schedule but not repurchased by the Company during the applicable repurchase periods described herein (including in Schedule 4) shall vest.

        (d) (i) Termination of the Purchaser's employment by the Employer under the circumstances described in Schedule 4 under the heading "Vesting Upon Certain Termination of Employment" will cause vesting as described therein, provided that the vesting of any Shares upon termination of the Purchaser's employment with the Employer, or subsequent to such termination shall be contingent upon execution and delivery by the Purchaser to the Company of an unconditional release in form satisfactory to the Company of all claims against the Company or any of its officers, directors or affiliates arising from or in connection with this Agreement or the Purchaser's employment with the Employer or the termination of that employment. Upon such a termination of employment, any Shares that do not vest as described therein will be subject to repurchase in the manner described in Section 4(d)(ii).

              (ii) In case of termination of the Purchaser's employment by the Employer for any reason other than a reason that causes vesting as described in
Schedule 4, the Company or its assignee may, in the Company's discretion, at any time and from time to time for a period of one (1) year following the termination of employment, repurchase from the Purchaser at the price per Share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all of the Shares designated by the Company that have not vested as of the date of termination of employment.

              (iii) In addition to the Company's repurchase rights set forth above, if any of the events or circumstances constituting "Cause" listed in paragraphs (A) or (B) of Schedule 1 of the



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Purchaser's Employment Agreement occurs at any time before the end of the final
Measurement Period, then notwithstanding any vesting provided for herein the Company or its assignee may, in the Company's discretion, at any time and from time to time for a period of one (1) year following such occurrence, repurchase from the Purchaser at the price per Share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all Shares designated by the Company that had not vested at the time of such occurrence, or that vested effective as of a date within 365 days before such occurrence, provided however, that if the Purchaser's employment with the Employer was terminated by the Employer without Cause or by the Purchaser for Good Reason (each as defined in the Employment Agreement), then the Company will not be entitled to repurchase vested Shares pursuant to this subparagraph (iii) solely because of the occurrence after termination of employment of any of the events or circumstances constituting Cause listed in item A of Schedule 1 of the Purchaser's Employment Agreement.

        (e)   (i) The purchase price for any repurchase pursuant to this Section
4.1 shall be paid, (A) by deducting the purchase price from any amount outstanding on the Note and canceling the Note upon deduction of the full amount outstanding on the Note, if applicable; and (B) if the purchase price exceeds the amount outstanding on the Note, in the Company's discretion, in cash or by a promissory note bearing interest at 7% and payable in up to 12 equal monthly amortizing installments of principal and accrued interest, or any combination of cash and such a promissory note.

              (ii) If the Company wishes to exercise its right to repurchase any Shares under this Agreement but the Purchaser cannot deliver such Shares to the Company because such Shares have previously been sold by the Purchaser, the Company may, in its discretion, upon payment to the Purchaser of the price per Share that the Purchaser paid to the Company, recover from the Purchaser, and the Purchaser shall deliver to the Company, all proceeds to the Purchaser of the sale of such Shares (or the cash value thereof), such that the Purchaser retains no benefit from having owned the Shares.

        (f) The exercise of the Company's right to repurchase Shares or to accelerate vesting or forgive Restrictions pursuant to this Section 4.1, and its right to repurchase Common Stock purchased by other Founders, the Sponsors or other third parties that are subject to restrictions, or to accelerate vesting or forgive Restrictions applicable to such Common Stock, shall be within the discretion of the Company. The Company may (but will not be required to) exercise its right to repurchase, accelerate, or forgive Restrictions with respect to any or all shares of restricted Common Stock owned by the Purchaser or any Founder, Sponsor, or other third party without incurring any obligation to repurchase, accelerate, or forgive Restrictions with respect to any other Common Stock owned by the Purchaser or any Founder, Sponsor, or other third party. The Company will exercise its power to repurchase, accelerate and forgive restrictions, if at all, only by action of its Board of Directors or Chief Executive Officer in good faith, for legitimate business purposes, and without discrimination among similarly situated holders of restricted stock unless such discrimination is in the best interests of the Company.

        (g) The Shares shall be subject to a Stockholder Agreement in the form attached hereto as Exhibit D (the "STOCKHOLDER AGREEMENT") restricting transfers and imposing certain obligations upon the Purchaser, which must be executed and delivered by the Purchaser as



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described in Section 5.2(b). Shares that have vested shall nevertheless be governed by the Stockholder Agreement. The Company's repurchase rights hereunder will supersede the purchase provisions of the Stockholder Agreement.

        (h) The Company will release the Certificates representing Shares as such Shares become free of both the Restrictions and the Stockholder Agreement, provided that (a) the Purchaser has paid to the Company the full Purchase Price for such Shares, and an amount sufficient to satisfy any taxes or other amounts required by any Governmental Entity to be withheld and paid over to such Governmental Entity for the Purchaser's account, or otherwise made arrangements satisfactory to the Company for payment of such amounts through withholding or otherwise, and (b) the Purchaser has, if requested by the Company, made appropriate representations in a form satisfactory to the Company that such Shares will not be transferred other than (i) pursuant to an effective registration statement under the Securities Act, or an applicable exemption from the registration requirements of the Securities Act; (ii) in compliance with all applicable state securities laws and regulations; and (iii) in compliance with all terms and conditions of the Stockholder Agreement.

        (i) The Shares shall be subject to a Voting Agreement in the form attached hereto as Exhibit E (the "VOTING AGREEMENT"), which must be executed and delivered by the Purchaser as described in Section 5.2(b).

        4.2 SECURITIES RESTRICTIONS.

        (a) In addition to the contractual restrictions on transfer set forth in this Agreement and the Stockholder Agreement, the Shares (or interests therein) cannot be offered, sold or transferred unless the Shares are registered and qualified under the Securities Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or such registration and qualification requirements are inapplicable, as reflected in an opinion of counsel to the Purchaser in form and substance reasonably satisfactory to the Company.

        (b) In addition to any legends required by the Stockholder Agreement and the Voting Agreement, the Certificates will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Shares will be placed with any transfer agent of the Company to ensure compliance with the restrictions set forth herein.

                       "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SHARES OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."



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        (c) Each recipient of Shares or interests therein shall, as a condition to transfer of any Shares or interest therein, cause the transferee to enter into the Stockholder Agreement and the Voting Agreement, provided that, with respect to each such agreement, this requirement will not apply to transfers made after the agreement has terminated.

        (d) In connection with any underwritten public offering of securities of the Company or any of its affiliates within three (3) years of the date hereof, if the managing underwriter believes that it is appropriate in connection with the offering to limit public sales of such securities by Company's stockholders, the Purchaser will agree to the managing underwriter's standard form of "lock up" agreement prohibiting transfers of any Common Stock owned by the Purchaser, including without limitation shares acquired other than pursuant hereto (other than shares included in the offering) for such period as may be required by the managing underwriter not to exceed twenty (20) days prior to, and one hundred and eighty (180) days after, the effective date of the registration statement for such offering, provided however, that (i) such lock up provision may not be invoked more than once in any 365 day period, (ii) such lock up provision will be contingent upon the officers and directors of the registrant entering into similar lock up agreements, and (iii) the Purchaser will not be required to comply with this lock up provision if any other stockholder owning more shares of Common Stock than the Purchaser and who is subject to a contractual lock up provision similar to this one has been released from such lock up obligation.

        (e) As a material inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants that it is not a party to any stock purchase agreement, asset purchase agreement, or similar agreement which contains provisions governing securities restrictions that are different in any material respect from the terms contained in this Section 4.2.

        4.3 STOCKHOLDER RIGHTS. During the period prior to the lapse and removal of the Restrictions, except as otherwise provided herein, and subject to the Voting Agreement, the Purchaser will have all of the rights of a stockholder of the Company with respect to all of the Shares, including without limitation the right to receive all dividends or other distributions with respect to such Shares. In connection with the payment of such dividends or other distributions, the Company will be entitled to deduct any taxes or other amounts required by any Governmental Entity to be withheld and paid over to such Governmental Entity for the Purchaser's account.

        4.4 MERGER, CONSOLIDATION OR REORGANIZATION. In the event of a merger, consolidation or reorganization of the Company in which the Common Stock of the Company is exchanged for cash, securities or other property (the "EXCHANGE CONSIDERATION"), the Purchaser will be entitled to receive a proportionate share of the Exchange Consideration in exchange for the Shares the Purchaser owns at the time of such merger, consolidation or reorganization; provided, however, that the Purchaser's share of the Exchange Consideration shall be subject to the Restrictions not yet satisfied, unless the Board of Directors of the Company, in its discretion, accelerates the vesting and forgives the Restrictions.

        4.5 SECTION 83(b) ELECTION. The Purchaser may make an election pursuant to Section 83(b) of the Internal Revenue Code, or comparable provisions of any state tax law, to include in the Purchaser's gross income the amount by which the fair market value of the Shares the



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Purchaser acquires exceeds the price paid therefor only if, prior to making any such election, the Purchaser (a) notifies the Company of the Purchaser's intention to make such election, by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit F, and (b) pays to the Company an amount sufficient to satisfy any taxes or other amounts required by any Governmental Entity to be withheld or paid over to such Governmental Entity for the Purchaser's account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

        4.6 NO RIGHT TO CONTINUED EMPLOYMENT. Neither this Agreement nor the ownership of the Shares confers upon the Purchaser any right to continue as an employee of the Employer, or limits in any way the right of the Employer to terminate the Purchaser's services to the Employer at any time, with or without cause. Such matters are addressed, if at all, only pursuant to the Employment Agreement.

        4.7 REGISTRATION.

        (a) The Purchaser will have no rights to demand registration of any of the Shares, or to participate in any registration undertaken by the Company except as set forth in this Section 4.7. If the Company files a registration statement with the Securities and Exchange Commission (the "SEC") for an underwritten IPO of its equity securities or any subsequent underwritten public offering within twenty-four (24) months of the closing of the IPO (not including a registration statement filed in connection with an acquisition or employee benefit plan), and if the managing underwriter of such offering believes that the market will accommodate selling stockholders in the offering, then the Purchaser shall have the right, subject to the limitations set forth in this
Section 4.7(a), to include in such registration statement or statements and offering or offerings Shares and other Common Stock owned by the Purchaser. Other stockholders (including but not limited to stockholders who acquired Common Stock in the Consolidation Transactions and stockholders who acquired Common Stock in the formation, or work on behalf of, the Company) will have rights to include shares of Common Stock in such offering, and if the aggregate amount of shares that all stockholders with such rights (collectively, the "SELLING STOCKHOLDERS") desire to include exceeds the number of shares of Common Stock that can be sold by all Selling Stockholders, then all Selling Stockholders desiring to sell in any such offering will participate pro-rata on the basis of the relative numbers of shares of Common Stock eligible for inclusion that they originally sought to include. However, notwithstanding the foregoing no Selling Stockholder will be permitted to include in any such registration and offering (i) any Shares subject to performance-related restrictions at the time of filing of the registration statement for such offering, or (ii) more than, in the aggregate for all such registrations and offerings, half of the Shares and other Common Stock owned by the Purchaser as of the date hereof. Furthermore, in no case will the Purchaser be permitted to include in the IPO registration and offering more than the number of Shares acquired by Purchaser pursuant to this Agreement listed on Schedule 1.1 under the item "Maximum IPO Shares," which number of shares does not limit the number of shares permitted to be included by the Purchaser in the IPO pursuant to any other agreement.

        (b) If at any time before the fourth anniversary of the IPO, the Company files a shelf registration statement with the SEC covering an offering of the common stock of the Company by selling stockholders, other than a registration statement of the type described in Section

4.7(a), the Purchaser shall have the right to include in such registration statement that percentage of the total number of shares of common stock of the Company registered pursuant to that registration statement for sale by selling stockholders as is equal to the quotient, expressed as a percentage, obtained by dividing the total number of shares of common stock eligible for inclusion owned by the Purchaser by the total number of shares of common stock eligible for inclusion owned by all selling stockholders participating in such registration. If the Purchaser participates in any such registration, he or she must do so on the same terms as the other stockholders participating therein. As long as such registration statement remains effective and sales of common stock by the Purchaser would not violate applicable laws or regulations, the Company shall furnish to the Purchaser such number of copies of the final prospectus included in any such registration statement and any amendment or supplement thereto as the Purchaser may reasonably request in order to effect the sale of the shares of common stock included by the Purchaser in such registration statement.

        (c) If the Purchaser acting pursuant to this Section 4.7 includes any securities in any registration of the Company, the Company will agree to indemnify the Purchaser from and against any claims, costs and liabilities incurred by the Purchaser as a result of any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, costs or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein, for which the Purchaser will be responsible.

        (d) Shares may only be included in a registration and offering pursuant to this Section 4.7, pursuant to the underwriting agreement negotiated between the Company and the underwriters, and the Purchaser must enter into the underwriting agreement with respect to any Shares to be included in the registration and offering. The Purchaser shall pay (i) all underwriting discounts and commissions applicable to any such sale of shares, (ii) the Purchaser's ratable share (based on the relative number of shares of Common Stock included in the offering) of any fees and disbursements of a single counsel for all Selling Stockholders, which counsel shall be selected by the two
(2) stockholders (or affiliated stockholder groups) selling the most shares in the offering, and (iii) the fees and costs of any separate counsel retained by the Purchaser alone.

        (e) At all times that equity securities of the Company are registered pursuant to the Securities Exchange Act of 1934, as amended, the Company shall use its best efforts to fulfill all conditions applicable to a registrant as are necessary to enable selling security holders of the Company to make sales pursuant to Rule 144 under the Securities Act.

        (f) As a material inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants that it is not a party to any stock purchase agreement, asset purchase agreement, or similar agreement which contains provisions governing registration rights that are different in any material respect from the terms contained in this Section 4.7. Upon the request of the Purchaser and without further action on the part of the Company, this

Section 4.7 shall automatically be amended to incorporate any provision governing registration rights contained in any stock purchase agreement, asset purchase agreement or other similar agreement to which the Company is a party as of the date of this Agreement, or in any modification or amendment to such agreement, that is more beneficial in any material respect to the party thereto having registration rights than the provisions of this Agreement are to the Purchaser. The Company hereby consents to be bound by any such amendments to this Section 4.7. If the Purchaser has any reasonable basis to believe that the Company is party to any such agreement that has a provision governing registration rights that is more beneficial in any material respect to the party thereto having registration rights than the provisions of this Agreement are to the Purchaser, the Company shall provide copies of the relevant provisions of such agreement to the Purchaser upon the Purchaser's request.

        4.8 INDEMNIFICATION. Each party hereto shall indemnify, defend and hold harmless the other party hereto, its affiliates, their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all losses, liabilities, claims, damages, obligations, assessments, penalties, interests, demands, actions and expenses (including, without limitation, settlement costs and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim) arising out of or in connection with or based upon any inaccuracy of any representation or warranty, or breach or failure by such party hereto obligated to indemnify (the "Indemnitor") to comply with any covenant or agreement, made by the Indemnitor herein or in any other Transaction Document.

        4.9 ENFORCEMENT OF THE AGREEMENT.

        (a) The Company and the Purchaser acknowledge that irreparable damage would occur if any of the obligations of the parties under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Either party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which such party is entitled at law or in equity.

        (b) Concurrent herewith, the Purchaser shall deliver a stock power executed by the Purchaser and the Purchaser's spouse, if applicable (the "STOCK POWER"), in blank to the Secretary of the Company, to hold in escrow to facilitate the enforcement of restrictions on transfer of the Shares set forth herein or in the Stockholder Agreement. The Company shall have the right to exercise the Stock Power if it is determined that the Company is entitled to repurchase any or all of the Shares pursuant to the provisions of this Agreement or the Stockholder Agreement.

5. CONCURRENT DELIVERIES.

        5.1 DELIVERIES BY THE COMPANY. Concurrent herewith, the Company shall deliver to the Purchaser a photocopy of the Certificates issued in the Purchaser's name.

        5.2 DELIVERIES BY THE PURCHASER.

        (a) The Cash Payment. Concurrent herewith, the Purchaser shall deliver to the Company the Cash Payment.

        (b) Documents of the Purchaser. In addition to the Note and the Accredited Investor Questionnaire, concurrent herewith and as a condition to receipt of any Shares, the Purchaser shall execute and deliver to the Company, each dated the Effective Date:

              (i) The Stockholder Agreement described in Section 4.1(g);

              (ii) The Voting Agreement described in Section 4.1(i); and

              (iii) The Stock Power described in Section 4.9(b).

        (c) Other Closing Documents. The Company shall receive such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement and the other Transaction Documents as the Company may reasonably request.

6. MISCELLANEOUS.

        6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Transaction Documents shall survive the execution and delivery hereof and the purchase and sale of the Shares.

        6.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the addresses and telephone numbers set forth on the signature page hereof or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this
Section 6.2.

        6.3 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto except that the Company may assign this Agreement or any of its rights hereunder to its affiliates or to successors to all or substantially all of its business. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        6.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.

        6.5 COUNTERPARTS. This Agreement and the other Transaction Documents may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        6.6 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the other Transaction Documents contain the entire agreement between the parties hereto with respect to the subject matter contemplated herein and therein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings with respect thereto. The parties acknowledge that their agreements hereunder were not procured through representations or agreements not set forth herein or therein.

        6.7 AMENDMENTS. This Agreement and the other Transaction Documents may be amended only by written instrument duly executed and delivered by the parties hereto or thereto, as the case may be.

        6.8 CONSTRUCTION. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation hereof or thereof. References herein or therein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof or thereof as the case may be, unless otherwise specified. This Agreement and the other Transaction Documents shall be deemed the joint work product of the parties hereto or thereto without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

        6.9 SEVERABILITY. Any provision of this Agreement or any other Transaction Document which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement or any other Transaction Document invalid, illegal, or unenforceable in any other jurisdiction.

        6.10 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by the Company or the Purchaser in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by the party incurring the same.

        6.11 ARBITRATION.

        (a) (i) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction, and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder, provided however, that the parties shall seek any permanent injunctive relief, and any such proceeding shall be resolved, pursuant to this section.

              (ii) If any controversy or claim arising out of or relating to this Agreement also arises out of or relates to the employment of Purchaser by the Employer or any affiliate of the Employer, the provisions of this Agreement governing dispute resolution shall govern resolution of such controversy or claim. The provisions of this Agreement governing dispute resolution supersede any provisions relating to such matters in any employment agreement between Purchaser and the Employer or any affiliate of the Employer.

              (iii) The arbitration shall be heard and determined by three (3) arbitrators as provided herein (such arbitrators are hereinafter referred to as the "ARBITRATORS"). The judgment of the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Orange County, California unless the parties to the arbitration agree to another location.

        (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 6.11, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. Within fifteen (15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two (2) selected shall select a third Arbitrator within ten (10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third Arbitrator within such time, the third Arbitrator shall be selected by the AAA. Each Arbitrator shall be a practicing attorney or a retired or former judge with at least fifteen (15) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

        (c) Once the Arbitrators are assigned to hear the matter, the Arbitrators shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

        (d) At the pre-hearing conference, the Arbitrators shall have the discretion to order, to the extent the Arbitrators deem relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of five (5) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within eight (8) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrators.

        (e) The parties must file briefs with the Arbitrators at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrators of the arrangement in advance of the hearing, and must pay for the cost incurred.

        (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Company and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrators selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before those Arbitrators.

        (g) The Arbitrators' award shall be in writing, signed by the Arbitrators and shall contain a concise statement regarding the reasons for the disposition of any claim.

        (h) To the extent permissible under applicable law, the award of the Arbitrators shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        6.12 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement or any other Transaction Document for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement or any other Transaction Document in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates and acknowledges that it has had sufficient minimum contacts with California such that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 6.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        6.13 ATTORNEYS' FEES. If the Purchaser brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Company, or if the Company brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Purchaser, declaratory or otherwise, to enforce the terms of or to declare rights under this Agreement or any other Transaction Document (collectively, an "ACTION"), in addition to any damages and costs which the Prevailing Party otherwise would be entitled, the non-

Prevailing Party shall pay to the Prevailing Party a reasonable sum for attorneys' fees and costs (at the Prevailing Party's attorneys' then-prevailing rates) incurred in bringing and prosecuting or defending such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

        For the purposes of this Section, attorneys' fees shall include, but not be limited to, fees incurred in the following: (1) post-judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

        "PREVAILING PARTY" within the meaning of this Section includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the Prevailing Party shall be determined with respect to each claim separately. The Prevailing Party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no Prevailing Party.



                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EPS SOLUTIONS CORPORATION              PURCHASER


By: /s/ MARK C. COLEMAN                By: /s/ JAMES F. HOLDEN
   --------------------------------       ---------------------------------
Name:  Mark C. Coleman                 Name:  James F. Holden
     ------------------------------         -------------------------------
Title: SVP
      -----------------------------

Address:                               Address:

695 Town Center Drive, Suite 400       211 Otis Road
Costa Mesa, California 92626           Barrington Hills, Illinois 60010

Telephone No.: (714) 429-5500          Telephone No.:  (847) 382-1782
Facsimile No.:  (714) 429-5559         Facsimile No.:   (847) 382-1783

SCHEDULES

1.1     Shares and Purchase Price
4       Vesting Schedule


EXHIBITS

A.      Form of the Note
B.      Form of the Accredited Investor Questionnaire
C.      Summary of Certain Considerations
D.      Form of the Stockholder Agreement
E.      Form of the Voting Agreement
F.      Section 83(b) Election Form

                                  SCHEDULE 1.1

                            SHARES AND PURCHASE PRICE



        Aggregate Number of Shares:                            257,706

        Aggregate Purchase Price:                              $309,274.20

               Cash Payment:     $257.71

               Note:             $308,989.49

        Maximum IPO Shares:                                      0

                                   SCHEDULE 4

                                VESTING SCHEDULE

        Subject to the terms and conditions described in this Agreement, the Restrictions applicable to the Shares will lapse, and the Shares will vest if and when the performance targets of the Purchaser set forth below are met, provided, however, that except as set forth in this Schedule 4, in order for Shares eligible to vest for any Measurement Period to vest the Purchaser must have remained an employee of the Employer (or, pursuant to Section 4.4, in the case of certain transactions involving an acquisition of the Company or the Employer, the successor of the Employer), from the date hereof through the last day of that Measurement Period. The table below lists four Measurement Periods, with each having corresponding Target Income and a corresponding Vesting Percentage. Actual Income as of each Measurement Period will be determined within ninety (90) days of the end of that Measurement Period.

VESTING DURING EMPLOYMENT.

        Shares will vest as follows:

        (a) If the actual Income earned in any Measurement Period equals or exceeds the Target Income corresponding to that Measurement Period, the Restrictions will lapse with respect to such number of Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Shares.

        (b) If the actual Income earned in any Measurement Period is less than the Target Income for that Measurement Period, but is more than the sum of the Target Income for the immediately preceding Measurement Period plus half of the Annual Target Delta, the Restrictions will lapse with respect to such number of Shares as is equal to the product obtained by multiplying the Vesting Percentage corresponding to that Measurement Period, times the ratio of the Annual Actual Delta to the Annual Target Delta, times the total number of Shares. For purposes of determining any partial vesting for the Measurement Period January 1, 1999 - December 31, 1999, "Target Income for the immediately preceding Measurement Period" will be deemed to be $5,500,000.

        For purposes hereof:

        "ANNUAL ACTUAL DELTA" means the difference between the actual Income earned in any Measurement Period and the Target Income for the immediately preceding Measurement Period.

        "ANNUAL TARGET DELTA" means the difference between the Target Income for any Measurement Period and the Target Income for the immediately preceding Measurement Period.

        If the actual Income earned in any Measurement Period exceeds the Target Income corresponding to that Measurement Period, the amount by which the actual Income exceeds the Target Income shall be carried forward to the following Measurement Period and added to the actual Income for such Measurement Period. Excess Incomes may not be carried backward to preceding periods and Shares that are eligible to vest but do not vest in any Measurement Period will not vest unless the Company forgives the Restrictions applicable thereto in its discretion or fails to repurchase them within one (1) year of the end of that Measurement Period (i.e., Shares that fail to vest cannot be "recovered" based upon subsequent performance).

        Any vesting for a Measurement Period will be effective as of the close of business on the last day of that Measurement Period, but vesting for any Measurement Period will not be finally determined until actual Income for the subject Measurement Period is fully and finally determined. In no case will the total number of Shares that the Purchaser has the right to have vested for any Measurement Period exceed the product of the Shares and the Vesting Percentage corresponding to that Measurement Period. Fractional vested Shares will be carried forward and combined to constitute whole vested Shares that can be issued, or cashed out by the Company at fair market value following determination of actual Income for the last Measurement Period.

                                          TARGET          VESTING
MEASUREMENT PERIOD                        INCOME         PERCENTAGE
----------------------------------      -----------      -----------
January 1, 1999- December 31, 1999      $ 6,600,000         25%
January 1, 2000- December 31, 2000      $ 7,920,000         25%
January 1, 2001- December 31, 2001      $ 9,504,000         25%
January 1, 2002- December 31, 2002      $11,405,000         25%


        For purposes hereof:

        "BUSINESS" means the business of Holden Corporation operating as a division or subsidiary of the Company.

        "INCOME" for any Measurement Period means pre-tax income of the Business for that Measurement Period calculated according to GAAP and consistent with historical financial statements of Holden Corporation. In calculating Income, except as set forth herein, all costs attributable directly to the Business, whether paid by the Business, the Company or any of its affiliates, shall be charged to the Business, including, without limitation costs, bonuses and other distributions to persons who are engaged principally in the Business. The calculation of Income will not be affected by any allocation to the Business of
(i) any overhead charges of the Company not attributable directly to the Business, (ii) any expenses incurred by or in connection with the Business but reimbursed pursuant to an indemnification payment made by James Holden or by receipt of insurance proceeds, (iii) any compensation charges resulting from restricted stock issued concurrently herewith to persons employed in connection with the Business, or any goodwill charges resulting from acquisition of Holden Corporation or that are not consistent with the annual business plan of the Business or approved by James Holden or, if he ceases to be employed in connection with the Business, by the management of Holden Corporation, (iv) any costs incurred to comply with initiatives that are required by the Company's management, without the consent of James Holden while he is employed in connection with the Business, and otherwise the management of the Business, that are in excess of the costs of the Business replaced by any such initiatives, or
(v) any revenue or profit attributable to business operations other than the Business with which Purchaser may be involved.

CALCULATION OF INCOME

        (a) Within 90 days after the end of each Measurement Period, the Company shall prepare and deliver to the Purchaser a statement of the actual Income of the Business for such Measurement Period (the "Statement of Income"). The Statement of Income will be prepared consistent with the definition of "Income" provided in this Schedule 4.

        (b) Not later than 15 days after the date the Statement of Income is delivered to the Purchaser, the Purchaser shall review the Statement of Income and shall notify the Company in writing whether the Purchaser disagrees with the Statement of Income. Such notice shall specify with reasonable detail the items on the Statement of Income with which the Purchaser disagrees with the Company. If the Purchaser shall fail to give the Company such notice within such 15 day period, the Purchaser shall be deemed to have agreed with the Company as to the Statement of Income. The Purchaser shall have the right to review such work papers of the Company in preparing the Statement of Income as are reasonably necessary to verify the accuracy and fairness of presentation of the Statement of Income and its conformity with the procedures set forth for its preparation contained in this Schedule 4.

        (c) In the event that the Purchaser notifies the Company of a disagreement as to the Statement of Income within the 15 day period referred to above, the Company and the Purchaser shall use reasonable efforts to resolve any such dispute, but if a final resolution is not obtained within 30 days after the Statement of Income is delivered to the Purchaser, any remaining dispute shall be submitted for resolution to a nationally recognized firm of independent accountants (other than any such firm that has provided services to the Company or the Purchaser within the past three years) as shall be mutually agreed upon by the Company and the Purchaser. If the Company and the Purchaser are unable to mutually agree upon an accounting firm within 10 days after the expiration of such 30 day period, then the Company and the Purchaser shall each have the right to request the American Arbitration Association, New York, New York, to appoint an independent accounting firm. The chosen accounting firm may examine all work papers utilized in connection with the accounting and preparation of the Statement of Income but the scope of its engagement will be limited to resolving those items which the Purchaser identified in the notice to the Company as to which the Purchaser disagreed and determining whether such items were properly reflected on the Statement of Income prepared in accordance with the requirements of this Schedule 4. The decision of such accounting firm (the "Final Accounting Report") shall be delivered in a written report addressed to the Company and the Purchaser and shall be binding and conclusive upon the parties hereto for purposes of vesting for that Measurement Period. The costs and fees of such accounting firm shall be borne by the Purchaser unless the Income reflected in the Final Accounting Report (i) is in excess of the Income reflected in the Statement of Income, and (ii) results in vesting of shares in excess of the vesting that would result from the Income reflected in the Statement of Income.



VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT:

        (a) If the employment of the Purchaser with the Employer is terminated by death or by "Disability" as defined below, and if the actual Income for any Measurement Period equals or exceeds the Target Income corresponding to that Measurement Period, the Restrictions will lapse with respect to such number of Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Shares. If the actual Income earned in any Measurement Period is less than the Target Income for that Measurement Period, but is more than the sum of the Target Income for the immediately preceding Measurement Period plus half of the Annual Target Delta, the Restrictions will lapse with respect to such number of Shares as is equal to the product obtained by multiplying the Vesting Percentage corresponding to that Measurement Period, times the ratio of the Annual Actual Delta to the Annual Target Delta, times the total number of Shares.

        (b) As set forth in the Purchaser's Employment Agreement, the employment of the Purchaser with the Employer shall not be terminated without "Cause" (as defined in the Employment Agreement) without Required Approval. For these purposes, "REQUIRED APPROVAL" means approval by at least three members, including the member representing the President's Council, of an executive management committee of the Company, which committee shall consist of four (4) members of the senior management of the Company and one (1) representative of the President's Council of the Company.

        (c) If the employment of the Purchaser is terminated by Purchaser for "Good Reason" (as defined in the Employment Agreement), or by the Employer without a conclusion reached pursuant to the procedure set forth in paragraph
(b) that an event or circumstance constituting "Cause" listed in paragraphs (A) or (B) of Schedule 1 of Purchaser's Employment Agreement has occurred, and (i) if the Purchaser's employment is terminated prior to the last day of the first Measurement Period or if the actual Income has exceeded the Target Income for all Measurement Periods prior to the termination of the Purchaser's employment, upon the last day of each Measurement Period ending after the termination of the Purchaser's employment with the Employer, the Restrictions will lapse with respect to such number of Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Shares, or (ii) if the Purchaser's employment is terminated after the last day of the first Measurement Period and if the actual Income has not equaled or exceeded the Target Income for all Measurement Periods prior to the termination of the Purchaser's employment, upon the last day of each Measurement Period ending after the termination of the Purchaser's employment with the Employer, the Restrictions will lapse with respect to such number of Shares as is equal to the greater of (A) the product of thirty-five percent (35%) of the Vesting Percentage corresponding to that Measurement Period and the total number of Shares, or (B) the product obtained by multiplying the Vesting Percentage corresponding to that measurement period times the ratio of the actual income for that Measurement Period to the Target Income for that Measurement Period (provided that this ratio will not exceed 100%), times the total number of Shares, provided however, that if any of the events or circumstances constituting "Cause" listed in item A of Schedule 1 of the Purchaser's Employment Agreement occurs at any time before the end of the final Measurement Period, then, in addition to the rights of the Company set forth in Section 4.1(d), the Shares shall no longer continue to vest as set forth in this paragraph (c) and the Company or its assignee may, in the Company's discretion, at any time and from time to time for a period of one (1) year following such occurrence, repurchase from the Purchaser at the price per share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all unvested Shares.

        For purposes hereof, the term "DISABILITY" means the Purchaser suffers an ongoing physical or psychological impairment that has rendered Purchaser unable, as determined in good



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

faith by the Company's Chief Executive Officer, to perform the Purchaser's duties to the Employer, notwithstanding reasonable accommodation by the Employer (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such disability), for a period of three (3) consecutive months or six (6) months in any 12-month period.



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